Exhibit 99.1

For Immediate Release

BlackLine Board Names Owen Ryan Chair;

Adds Experienced Industry Leadership to Board of Directors

Bruny Rios, CAO at Dell, and Amit Yoran, CEO and chairman at Tenable, bring extensive industry, digital finance transformation, compliance and cybersecurity experience to accounting automation software leader

LOS ANGELES – Jan. 3, 2023 – BlackLine, Inc. (Nasdaq: BL) announced today that former Deloitte Advisory CEO Owen Ryan has been elected board chair, effective January 1st, 2023. A member of BlackLine’s board of directors since 2018, Mr. Ryan will continue to draw on his extensive boardroom and leadership experience in his new role.

Serving as BlackLine’s lead outside director since May 2022, Ryan assumed the chair role as part of a planned succession from BlackLine Founder and former CEO Therese Tucker, who served as the board’s executive chair from January 2021 to December 2022. Ms. Tucker remains a member of the board.

“The BlackLine board of directors is so appreciative of Therese’s leadership as executive chair over the past two years, and we are thrilled that her work as a leader in BlackLine and as a board member will continue,” said Ryan. “As chair, I look forward to furthering the work of the board and working with our CEO Marc Huffman as we continue to build and grow this great company.”

Tucker added, “I’m grateful that we have such a strong board leader in Owen and CEO in Marc as I transition out of the executive chair role. I plan to continue to put my passion for BlackLine and our customers to work as we drive product innovation.”

Also effective January 1st 2023, Bruny Rios, chief accounting officer (CAO) of Dell Technologies, and Amit Yoran, CEO and chairman of cybersecurity company Tenable, have joined the board. Ms. Rios’ and Mr. Yoran’s combined professional and industry experience will help support BlackLine’s long-term growth strategy.

“As a CAO, I am well-versed in not only the importance of modernizing the accounting function, but also its challenges,” said Rios. “I’ve seen the power of BlackLine and am eager to contribute to the continued growth of BlackLine by sharing my customer perspective.”

“BlackLine has always prioritized innovation in how companies think about their accounting processes and systems,” said Yoran. “I look forward to sharing my experiences in rapidly scaling a growth company as well as contributing to the company’s ongoing commitment to world-class security, safeguards and compliance controls.”

About BlackLine

Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting processes are not sustainable. BlackLine’s cloud-based financial operations management platform and market-leading customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close, accounts receivable and intercompany accounting processes, helping large enterprises and midsize companies across all industries do accounting work better, faster and with more control.

More than 4,000 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers around the world including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore and Sydney. For more information, please visit blackline.com.

BlackLine Forward-looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include statements regarding our growth plans and opportunities.

Any forward-looking statements contained in this press release are based upon BlackLine’s current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to execute on its strategies, attract new customers, enter new geographies and develop, release and sell new features and solutions; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K. Additional information will also be set forth in our Quarterly Reports on Form 10-Q.

Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.